SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 15, 2013


                        GLOBAL EQUITY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-54557                 27-3986073
(State or other jurisdiction         (Commission             (I.R.S. Employer
    of incorporation)                File Number)         Identification Number)

  Level 28 - Al Habtoor Business Tower, PO Box 29805, Dubai Marina, Dubai, UAE
               (Address of Principal Executive Offices) (Zip Code)

                                +971 (7) 204 7593
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement  communication pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communication pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.133-4(c))
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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On February 15, 2013, Global Equity International, Inc. ("Company") entered into a Securities Purchase Agreement ("SPA") with Candelara Holdings Limited, a company domiciled in the Chanel Islands ("Candelara"). The SPA covers the potential sale by the Company of up to $1,300,000 worth of our Common Stock.

     Candelara has the right to purchase up to 916,667 shares of our Common Stock at a price of $.60 per share between the date hereof and April 30, 2013, which would result in the Company receiving $550,000 in proceeds from such purchase. In the event that Candelara purchases the entire 916,667 shares of Common Stock by April 30, 2013, Candelara will have an option ("Option") to purchase an additional $750,000 worth of our Common Stock at a per share purchase price that is equal to $.90 or 60% of the average closing price of our Common Stock during the ten (10) trading days immediately prior to Candelara's written notice to the Company of its intent to exercise the Option.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     The information  contained in Item 1.01,  above, is incorporated  into this
Item 3.02 by reference,

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits                      Description of Exhibit
--------                      ----------------------
10.1 Securities Purchase Agreement, dated February 15, 2013, between the Company and Candelara Holdings Limited.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2013                  GLOBAL EQUITY INTERNATIONAL, INC.


                                          By: /s/ Enzo Taddei
                                              ----------------------------------
                                              Enzo Taddei
                                              Chief Financial Officer

                                 EXHIBITS INDEX

Exhibits                      Description of Exhibit
--------                      ----------------------
10.1 Securities Purchase Agreement, dated February 15, 2013, between the Company and Candelara Holdings Limited.